                   Securities Act of 1933 File No. 33-63577
             (If application to determine eligibility of trustee
           for delayed offering pursuant to  Section 305 (b) (2))

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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM T-1

       STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                        SECTION 305(b)(2)___________

                            --------------------

                          THE CHASE MANHATTAN BANK
                           (NATIONAL ASSOCIATION)
             (Exact name of trustee as specified in its charter)

                                 13-2633612
                   (I.R.S. Employer Identification Number)

                 1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK
                  (Address of  principal executive offices)

                                    10081
                                 (Zip Code)

                            --------------------

                   ASSOCIATES CORPORATION OF NORTH AMERICA
            (Exact  name of obligor as specified in its charter)

                                  DELAWARE
       (State or other jurisdiction of incorporation  or organization)

                                 74-1494554
                    (I.R.S. Employer Identification No.)

                         250 EAST CARPENTER FREEWAY
                                IRVING, TEXAS
                  (Address of principal  executive offices)

                                 75062-2729
                                 (Zip Code)

                            --------------------

                               DEBT SECURITIES
                     (Title of the indenture securities)

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ITEM 1.  GENERAL INFORMATION.

            Furnish the following information as to the trustee:

   (a) Name and address of each examining or supervising authority to which it is subject.

                    Comptroller of the Currency, Washington, D.C.

                    Board of Governors of The Federal Reserve System, Washington, D. C.

   (b)      Whether it is authorized to exercise  corporate trust powers.

                    Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

             The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

             (See Note on Page 2.)

ITEM 16.  LIST OF EXHIBITS.

   List  below all exhibits filed as a part of this statement of eligibility.

   *1. -- A copy of the articles of association of the trustee as now in effect. (See Exhibit T-1 (Item 12), Registration No. 33-55626.)
   *2. -- Copies of the respective authorizations of The Chase Manhattan Bank (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
   *3. -- Copies of authorizations of The Chase Manhattan Bank (National Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437).
   *4. -- A copy of the existing by-laws of the trustee. (See Exhibit T-1 (Item 12(a)), Registration No. 33-60809.)
   *5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable).
   *6. --   The  consents of United States institutional trustees required by
            Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
   7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

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* The Exhibits thus designated are incorporated herein by reference.  Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.





                              ___________________
                                       1.
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                                      NOTE

          Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

          Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized , all in the City of New York, and the State of New York, on the 15th day November, 1995



                                        THE CHASE MANHATTAN BANK
                                        (NATIONAL ASSOCIATION)




                                        By:   Mary Lewicki
                                           -----------------------------------
                                           Second Vice President





                               _________________
                                       2
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                                   EXHIBIT 7

REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the

                         THE CHASE MANHATTAN BANK, N.A.

of New York in the State of New York, at the close of business on June 30, 1995, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

CHARTER NUMBER 2370            COMPTROLLER OF THE CURRENCY NORTHEASTERN DISTRICT
STATEMENT OF RESOURCES AND LIABILITIES

                                                                                             THOUSANDS
                                               ASSETS                                       OF DOLLARS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin                                     $  4,279,000
   Interest-bearing balances                                                                 6,752,000
Held to maturity securities                                                                  1,779,000
Available-for-sale securities                                                                4,607,000
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
   Federal funds sold                                                                        1,307,000
   Securities purchased under agreements to resell                                             207,000
Loans and lease financing receivable:
   Loans and leases, net of unearned income                            $ 55,234,000
   LESS: Allowance for loan and lease losses                              1,095,000
   LESS:  Allocated transfer risk reserve                                         0
                                                                      -------------
   Loans and leases, net of unearned income, allowance, and reserve                         54,139,000
Trading assets                                                                              13,459,000
Premises and fixed assets (including capitalized leases)                                     1,824,000
Other real estate owned                                                                        413,000
Investments in unconsolidated subsidiaries and associated companies                             33,000
Customers' liability to this bank on acceptances outstanding                                 1,141,000
Intangible assets                                                                              934,000
Other assets                                                                                 6,947,000
                                                                                          ------------
TOTAL ASSETS                                                                              $ 97,821,000
                                                                                          ============

                                                LIABILITIES
Deposits:
   In domestic offices                                                                   $  30,648,000
     Noninterest-bearing                                              $  11,207,000
     Interest-bearing                                                    19,441,000
                                                                      -------------
   In foreign offices, Edge and Agreement subsidiaries, and IBFs                            35,397,000
     Noninterest-bearing                                              $   3,024,000
     Interest-bearing                                                    32,373,000
                                                                      -------------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in
   IBFs:
   Federal funds purchased                                                                   1,781,000
   Securities sold under agreements to repurchase                                              217,000
Demand notes issued to the U.S. Treasury                                                        25,000
Trading liabilities                                                                         10,479,000
Other borrowed money:
   With original maturity of one year or less                                                2,050,000
   With original maturity of more than one year                                                433,000
Mortgage indebtedness and obligations under capitalized leases                                  40,000
Bank's liability on acceptances executed and outstanding                                     1,148,000
 Subordinated notes and debentures                                                           1,960,000
 Other liabilities                                                                           6,239,000
                                                                                          ------------
 TOTAL LIABILITIES                                                                          90,417,000
                                                                                          ------------
 Limited-life preferred stock and related surplus                                                    0

                                          EQUITY CAPITAL
 Perpetual preferred stock and related surplus                                                       0
 Common stock                                                                                  921,000
 Surplus                                                                                     4,869,000
 Undivided profits and capital reserves                                                      1,650,000
 Net unrealized holding gains (losses) on available-for-sale securities                       (47,000)
 Cumulative foreign currency translation adjustments                                            11,000
                                                                                          ------------
 TOTAL EQUITY CAPITAL                                                                        7,404,000
                                                                                          ------------
 TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
     AND EQUITY CAPITAL                                                                   $ 97,821,000
                                                                                          ============

I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                 (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Arthur F. Ryan                     Directors
(Signed) Richard J. Boyle